EXHIBIT 3.1.6

CERTIFICATE OF AMENDMENT

to

RESTATED CERTIFICATE OF INCORPORATION

of

WESTERN SIZZLIN CORPORATION

The undersigned, Western Sizzlin Corporation (the “Corporation”), organized and existing under and by virtue of the General Corporation law of the State of Delaware does hereby certify:

FIRST, that the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 8, 1992.

SECOND, that pursuant Section 228 of the Delaware General Corporation Law and the written consent of a majority of the stockholders, Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have the authority to issue is Ten million (10,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Shares of the capital stock of any class or series now or hereafter authorized may be issued by the Corporation for such consideration as shall be fixed from time to time by the Board of Directors of the Corporation; provided, however, that the consideration for the issuance of shares having par value not be less than such par value. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of the capital stock of any class of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

No holder of any capital stock of the Corporation of any class or series now or hereafter authorized shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of any class or series which the Corporation may issue or sell, whether such shares be exchangeable for any other class or classes of the capital stock of the Corporation, whether such shares be herein or hereafter authorized or whether such shares be acquired by the Corporation after the issuance thereof, nor shall the holders of any capital stock of the Corporation of any class or series, as such holders, have any preemptive or other right to purchase or subscribe for any obligations which the Corporation may issue and sell that shall be convertible into shares of the capital stock of the Corporation of any class or classes. Nothing herein set forth shall derogate the power and authority of the Board of Directors to determine to offer to or authorize to be offered from time to time for subscription to the holders of any class or series of the capital stock or convertible obligations of the Corporation at such price or prices and upon such other terms and conditions as the Board of Directors may in its sole discretion determine and fix. Any such shares of capital stock or convertible obligations of the Corporation which the Board of Directors may determine to offer or authorize to be offered for subscription to the holders of any class or series of the capital stock of the Corporation need not, by reason of such authorization and/or offer, be offered also to the holders of any other class or series.

No transfer of stock of the Corporation shall be operative until entered upon the books of the Corporation.”

IN WITNESS WHEREOF, the undersigned hereby certify that the facts above stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of the Corporation under penalties of perjury.

DATED this 11th day of August, 2008.

WESTERN SIZZLIN CORPORATION

By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Secretary